SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2004

CENTIV, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23221	58-2033795
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 113, Palos Verdes Estates, CA 90274

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 717.0626

998 Forest Edge Drive, Vernon Hills, Illinois 60061  (847) 876-8300

(Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant

Eagle Treasure Limited (“Eagle Treasure”) will control Centiv, Inc. (“CNTV”) through its ownership of a majority 20,250,000 shares of common stock of CNTV.

In related transactions, holders of CNTV Series B Convertible Preferred Stock sold approximately 80% of the Series B Preferred shares to eight new investors and appointed Patrick Ma to the board of directors.

Item 2. Acquisition or Disposition of Assets.

On January 29, 2004, CNTV announced that it has entered into a Stock Purchase Agreement with Eagle Treasure Limited under which it will acquire all of the issued capital stock of Eagle’s subsidiary, Beijing Multimedia Limited.

Beijing Multimedia owns or has the rights to acquire a part of the net operating profits interest in the joint advertising activities of CITIC Cultural & Sports Industry Co. Ltd.

CITIC Cultural & Sports Industry Co. Ltd. is a company incorporated in China specializing in cultural and media businesses, and its principal businesses include: film production and distribution, television drama and program production and distribution, subway and railway advertising, magazine and newspaper publication, and sports and entertainment businesses.

CITIC Group is one of the largest conglomerates in Asia, with total asset value of approximately US$70 billion at the close of fiscal 2003. CITIC Cultural & Sports Industry Co. Ltd. is an affiliate of CITIC Group.

CNTV said that based upon the preliminary independent valuation of the business interest being acquired, Beijing Multimedia has a discounted present value from US$40 million to US$80 million, and is expected to contribute US$20 million a year, pre-tax cash flow to CNTV.

The transaction documents are attached as exhibits and require CNTV to issue 20,250,000 shares of its $.001 par value common stock in the name of Eagle Treasure, a company incorporated in the British Virgin Islands in exchange for the entire 202,500 shares of the issued and paid up share capital of Beijing Multimedia. Further, CNTV is required to assume certain pre-existing obligations of Beijing Multimedia to issue certain fees shares and stock options. Beijing Multimedia will continue as a wholly owned subsidiary of CNTV.

Item 5.  Other Events

In connection with the Beijing Multmedia acquisition, CNTV created a wholly owned subsidiary, Centiv Services, Inc., a Nevada corporation, to conduct its current U.S. based operations.  The acquisition of Beijing Multimedia and creation of Centiv Services allows

CNTV to act as a holding company for its business operations.  In the future, management intends to conduct CNTV’s operations solely through operating subsidiaries.  Management believes that the holding company structure will improve CNTV’s access to capital and provide additional opportunities to make acquisitions in multimedia, publishing, and advertising.

In anticipation of closing of the transaction, the holders of a majority of the voting power of CNTV’s Series B Convertible Preferred Stock appointed Patrick Ma to fill the vacancy on CNTV’s board created by the resignation of director, Thomas Pennell, on December 22, 2003.  Thereafter, John Larkin, Tom Mason, and Len Finelli resigned as directors.  Patrick Ma filled the vacancies on CNTV’s board created by the resignations of John Larkin, Tom Mason, and Len Finelli with Shawn Mak, Lau Kwok Hung, and Hu Bing.

Following the change in management, on February 2, 2004, CNTV requested that its transfer agent issue 20,250,000 shares of its $.001 par value common stock in the name of Eagle Treasure.  The shares were delivered to CNTV’s counsel, pending compliance with Delaware law, SEC Rules and Regulations and CNTV’s listing agreement with the Nasdaq Stock Market, Inc.

The resignations were not because of any disagreements with CNTV over its operations, policies or practices.

Current management, including John Larkin and Tom Mason, former President and Chief Financial Officer of CNTV, respectively, assumed responsibility for Centiv Services, Inc., while new officers and directors will manage CNTV under its newly adopted the holding company structure.

As part of the transaction, CNTV amended and restated its stock plan to reserve 10,000,000 new shares of common stock for future issuance under existing and assumed stock options and for incentive compensation to officers, directors, and professional advisors. The Board renamed the 1997 Stock Option Plan, the 2004 Non-Qualified Stock Compensation Plan (the “Plan”) and will promptly file a registration statement covering the shares in the Plan with the SEC.

On February 3, 2004, the Nasdaq Stock Market implemented a T-12 information trading halt on CNTV common stock and indicated that trading on the Nasdaq Small Cap Market will remain halted until CNTV has fully satisfied Nasdaq’s request for additional information, or until the company moves to the OTC Bulletin Board. CNTV took steps to voluntarily delist its shares from the Nasdaq Small Cap Market, to be effective at the close of trading on Friday, February 6, 2004. In any event under Market Place Rule 4330(f) applicable to listed companies, it is likely that CNTV’s acquisition of Beijing Multimedia will be viewed by Nasdaq as a Reverse Merger triggering the need to reapply for listing on the Nasdaq, which shall delay the proposed transaction which the Company’s Board feels is in the best interests of CNTV and its shareholders. By delisting CNTV is not required to comply with Nasdaq’s corporate governance requirements, however it has and continues to comply with the requirements of its charter and the corporate laws of Delaware. Further, by moving to the OTC Bulletin Board, CNTV is not required to seek and obtain stockholder approval to issue more that 20% additional equity in a single transaction; it is not required to seek and obtain stockholder approval before increasing the size of its stock compensation and stock option plan; and, it is not required to seek and obtain stockholder approval before completing the purchase of Beijing Multimedia that resulted in a change in control and other material senior management changes. The current directors and all shareholders of the Series B Convertible Preferred Stock represented by Patrick Ma have given their written consent to these matters in lieu of formal shareholders meeting in accordance with CNTV’s charter and the corporate laws of Delaware. The decision to delist is to ensure timely consummation of the acquisition of Beijing Multimedia.

CNTV complies with the OTC : Bulletin Board requirements and is expected to continue to trade in the Bulletin Board pending re-application to the Nasdaq Stock Market, the American Stock Exchange or other foreign exchanges.

Item 7.  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The financial statements for the acquisition for the period specified in Item 3.05(b) of Regulation S-X will be filed by amendment not later than 60 days after the date of this report.

(b)  Pro Forma Financial Information.

The pro forma financial information, if any, for the transaction required pursuant to Article 11 of Regulation S-X will be filed by amendment not later than 60 days after the date of this report.

(c)  Exhibits.

No.	Description
10.1	Stock Purchase Agreement by and among Mak Wai Keung, Shawn, Eagle Treasure Limited, Beijing Multimedia and Centiv, Inc.
10.2	Transfer Agreement by and between CITIC Cultural Sports Industry Co. Ltd. and Beijing Multimedia Limited
10.3	Assignment and Assumption Agreement by and between Centiv, Inc. and Beijing Multimedia Limited
10.4	Contribution Agreement between Centiv, Inc. and Centiv Services, Inc.
10.5	2004 Non-Qualified Stock Compensation Plan
99.1	Press Release Announcing Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTIV, INC.

Date: February 5, 2004	By:	/s/ Mak Wai Keung, Shawn
Mak Wai Keung, Shawn
President